Exhibit 99.1

Syra Health Board Begins CEO Search to Drive Growth

Carmel, Ind., May 20, 2025 /PRNewswire/ – Syra Health Corp. (OTCQB: SYRA) (“Syra Health” or the “Company”), a healthcare technology company dedicated to powering better health through innovative technology products and services, announced today that its Board of Directors will begin a national search for a new Chief Executive Officer to succeed current CEO Dr. Deepika Vuppalanchi. Dr. Vuppalanchi will serve as interim CEO until a successor is appointed.

This leadership transition is part of a strategic succession plan designed to position Syra Health for its next phase of growth in the healthcare sector. The Board is committed to a thorough and inclusive search for a leader who will advance the Company’s focus on delivering accessible, affordable, and prevention-focused healthcare solutions.

The Board extends its sincere gratitude to Dr. Vuppalanchi for her dedication to Syra Health. Her continued involvement during this transition will help ensure leadership continuity.

Following the appointment of a new CEO, Dr. Vuppalanchi, co-founder of Syra Health, is expected to remain part of the leadership team and continue supporting the Company’s strategic direction and growth initiatives.

About Syra Health

Syra Health is a healthcare technology company that powers better health in critical areas such as mental health, population health, and the healthcare workforce. The company’s leading-edge technology products and innovative services focus on prevention, access, and affordability. With a commitment to improving health, Syra Health is advancing healthcare solutions nationwide and around the world. For more information, please visit www.syrahealth.com.

Forward-Looking Statements

Statements in this press release about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” These statements include but are not limited to, statements relating to the expected use of proceeds, the Company’s operations and business strategy, and the Company’s expected financial results. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The forward-looking statements contained in this press release are based on management’s current expectations and are subject to substantial risks, uncertainty, and changes in circumstances. Investors should read the risk factors set forth in our Form 10-K for the year ended December 31, 2024, and other periodic reports filed with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and, except as required by federal securities laws, the Company specifically disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

For Media Inquiries:

Christine Drury

Director of Corporate Communications

Syra Health

463-345-5180

christined@syrahealth.com